     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 1994

                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           BANK OF BOSTON CORPORATION
             (Exact name of Registrant as specified in its charter)
                            ------------------------

         MASSACHUSETTS                                                    04-2471221
(State or other jurisdiction of                                        (I.R.S. Employer
 incorporation or organization)                                       Identification No.)

         100 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110 (617) 434-2200 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                            ------------------------

            GARY A. SPIESS, ESQ.                           JANICE B. LIVA, ESQ.
          General Counsel and Clerk           Assistant General Counsel and Assistant Clerk
         BANK OF BOSTON CORPORATION                     BANK OF BOSTON CORPORATION
             100 Federal Street                             100 Federal Street
         Boston, Massachusetts 02110                   Boston, Massachusetts 02110
               (617) 434-2870                                 (617) 434-8630

 (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                            ------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                            ------------------------
                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                                       Proposed        Proposed
                                                       Maximum         Maximum
                                        Amount         Offering       Aggregate       Amount of
      Title of Each Class of            to be           Price          Offering      Registration
   Securities to be Registered      Registered(1)   Per Unit(1)(2)    Price(1)(2)        Fee

- -------------------------------------------------------------------------------------------------
Debt Securities(3)(4)............
Preferred Stock(5)...............
Depositary Shares(5)(6)..........
Debt Warrants(7).................
Preferred Stock Warrants(7)......   $1,500,000,000       100%       $1,500,000,000     $517,245
Common Stock Warrants(7).........
Common Stock, par value $2.25 per
  share(5)(8)(9)..................
Capital Securities(10)...........
- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------

(Footnotes on following page)

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

- ---------------

 (1) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. In no event will the aggregate initial offering price of the Debt Securities, Preferred Stock, Depositary Shares, Debt Warrants, Preferred Stock Warrants, Common Stock and Common Stock Warrants issued under this registration statement exceed $1,500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including European currency units. Securities registered hereby may be sold separately, together or in units with other securities registered hereunder.

 (2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o). The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

 (3) If any Debt Securities are issued at an original issue discount, then such greater amount as may result in the initial offering prices for Debt Securities and Debt Warrants.

 (4) In addition to any Debt Securities that may be issued directly under the registration statement, there are being registered hereunder an indeterminate amount of Debt Securities as may be issued upon exchange of Preferred Stock, for which no separate consideration will be received.

 (5) In addition to any Preferred Stock, Depositary Shares or Common Stock that may be issued directly under this registration statement, there are being registered hereunder an indeterminate number of Preferred Stock, Depositary Shares or Common Stock as may be issued upon conversion or exchange of Debt Securities, Preferred Stock or Depositary Shares, as the case may be, for which no separate consideration will be received.

 (6) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and the shares of Preferred Stock will be issued to the Depositary under the Deposit Agreement.

 (7) Debt Warrants, Preferred Stock Warrants and Common Stock Warrants (collectively, "Securities Warrants") entitling the holder to purchase Debt Securities, Preferred Stock and Common Stock, respectively, may be sold separately or as units with Debt Securities, Preferred Stock or Common Stock. The Securities Warrants will represent rights to purchase only Debt Securities, Preferred Stock and Common Stock covered by this Registration Statement.

 (8) Includes Preferred Stock Purchase Rights. Prior to the occurrences of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.

 (9) The aggregate amount of Common Stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933, as amended.

(10) Such indeterminate amount of Capital Securities, which may consist of common stock, perpetual preferred stock or other securities acceptable to the Registrant's primary federal banking regulator as may be issued in exchange for, or upon conversion of, Debt Securities or Preferred Stock issued under this Registration Statement.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                  SUBJECT TO COMPLETION -- DATED MARCH 8, 1994
PROSPECTUS
- -----------------

                              (INSERT EAGLE LOGO)

                           BANK OF BOSTON CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS
                            ------------------------

     Bank of Boston Corporation (the "Corporation") intends to issue from time to time in one or more series up to $1,500,000,000 in aggregate initial offering price of (i) debt securities, which may be either senior (the "Senior Securities") or subordinated (the "Subordinated Securities"; and collectively with the Senior Securities, the "Debt Securities") and warrants to purchase the Debt Securities (the "Debt Warrants"), (ii) shares of preferred stock (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), and warrants to purchase shares of the Preferred Stock (the "Preferred Stock Warrants"), and
(iii) shares of common stock, par value $2.25 per share (the "Common Stock") and warrants to purchase shares of the Common Stock (the "Common Stock Warrants"). The Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Debt Warrants, Preferred Stock Warrants and Common Stock Warrants (such Debt Warrants, Preferred Stock Warrants and Common Stock Warrants being referred to collectively as the "Securities Warrants") offered hereby (collectively, the "Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").
                            ------------------------

     The Debt Securities of any series may be issued with Securities Warrants, and, in the case of the Subordinated Securities, may be convertible into or exchangeable for Capital Securities of the Corporation (as defined herein). The Senior Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Corporation. The Subordinated Securities will be subordinate to all existing and future Senior Indebtedness of the Corporation (as defined herein). The holders of Subordinated Securities of any series may be obligated at any time or at maturity to exchange such Subordinated Securities for Capital Securities. Unless otherwise indicated in the applicable Prospectus Supplement, the maturity of the Subordinated Securities will be subject to acceleration only in the event of certain events of bankruptcy, insolvency or reorganization of the Corporation or the receivership of The First National Bank of Boston. The specific terms of the Securities in respect of which this Prospectus is being delivered, such as, where applicable, (i) in the case of Debt Securities, the specific designation, aggregate principal amount, currency, denomination, maturity, priority, rate of interest (which may be variable or fixed), time of payment of interest, terms for optional redemption or repayment by the Corporation or any holder or for sinking fund payments, terms for conversion or exchange into Capital Securities (in the case of Subordinated Securities), the initial public offering price, any stock exchange listings, any special provisions related to Debt Securities denominated in a foreign currency or issued as medium-term notes, original issue discount securities or other special terms, and the designation of the Trustee, Security Registrar and Paying Agent,
(ii) in the case of Preferred Stock, the specific title and stated value, number of shares or fractional interests therein, any dividend, liquidation, redemption, voting and other rights, the terms for conversion into Capital Securities or other preferred stock or for exchange for Capital Securities or other debt securities, any stock exchange listings, and the initial public offering price, (iii) in the case of the common stock, the aggregate number of shares offered, and the initial public offering price and (iv) in the case of Securities Warrants, where applicable, the duration, offering price, exercise price and detachability, will be as set forth in the accompanying Prospectus Supplement. The Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the Securities covered by the Prospectus Supplement.
                            ------------------------

     The Securities may be sold to underwriters for public offering pursuant to terms of offering established at the time of sale. In addition, the Securities may be sold by the Corporation directly or through dealers or agents designated from time to time, which agents may be affiliates of the Corporation. The Prospectus Supplement will also set forth with respect to the sale of the Securities in respect of which this Prospectus is being delivered the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts, the net proceeds to the Corporation from such sale and any other terms of the offering. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
                            ------------------------

     THE SECURITIES WILL BE UNSECURED OBLIGATIONS OF THE CORPORATION AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE CORPORATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, (THE "FDIC"), BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH
     CAROLINA (THE "COMMISSIONER") OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER, OR ANY
       STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
         OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                 The date of this Prospectus is        , 1994.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR ANY UNDERWRITER OR AGENT. THE DELIVERY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

     UNLESS OTHERWISE INDICATED, CURRENCY AMOUNTS IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT ARE STATED IN U.S. DOLLARS ("$," "DOLLARS," "U.S. DOLLARS," OR "U.S. $").

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. Certain securities of the Corporation are listed on the New York Stock Exchange ("NYSE") and the Boston Stock Exchange ("BSE"), and such reports, proxy statements and other information concerning the Corporation also may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Boston Stock Exchange Incorporated, One Boston Place, Boston, Massachusetts 02108.

     This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-3 (and exhibits thereto, as amended) which the Corporation has filed with the Commission under the Securities Act and to which reference is hereby made. The Registration Statement (and exhibits thereto) may be inspected at the Public Reference Section of the Commission, at the address noted above, and copies thereof may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Commission pursuant to Sections 12 or 13 of the Exchange Act:

          1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1993.

          2. The description of the Corporation's Common Stock, Preferred Stock and Preferred Stock Purchase Rights contained in the Corporation's registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in the accompanying Prospectus Supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE CORPORATION WILL PROVIDE UPON REQUEST AND WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED THEREIN BY REFERENCE). WRITTEN REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, THE FIRST NATIONAL BANK OF BOSTON, P.O. BOX 2016, 01-16-10, BOSTON, MASSACHUSETTS 02106-2016. TELEPHONE REQUESTS MAY BE DIRECTED TO INVESTOR RELATIONS AT (617) 434-7858.

                                THE CORPORATION

     The Corporation is a registered bank holding company, organized in 1970 under Massachusetts law, which, through its subsidiaries, is engaged in providing a wide variety of financial services to individuals, corporate and institutional customers, governments, and other financial institutions. These services include retail banking, consumer finance, mortgage origination and servicing, domestic corporate and investment banking, leasing, international banking, commercial real estate lending, private banking, trust, correspondent banking, and securities and payments processing. The Corporation's principal subsidiary is The First National Bank of Boston (the "Bank"), a national banking association. Other major banking subsidiaries of the Corporation are Casco Northern Bank, N.A. ("Casco") in Maine, Bank of Boston Connecticut ("BKB Connecticut"), Rhode Island Hospital Trust National Bank ("Hospital Trust"), Bank of Vermont and, in Massachusetts, Multibank West, Mechanics Bank and South Shore Bank. As of December 31, 1993, approximately 78% of the Corporation's total loan volume consisted of domestic loans and leases, with the balance overseas. The Corporation's banking subsidiaries maintain approximately 320 branches in Massachusetts, Rhode Island, Connecticut, Maine and Vermont. The Corporation, through its subsidiaries, has a presence in approximately 33 states of the United States and in approximately 23 foreign countries. As of December 31, 1993, the Corporation's subsidiaries employed in the aggregate approximately 18,600 full-time equivalent employees in their domestic and foreign operations.

     The executive office of the Corporation and the head office of the Bank are located at 100 Federal Street, Boston, Massachusetts 02110 (Telephone 617-434-2200).
                            ------------------------

     The Corporation's business is generally focused in the areas of retail banking, corporate banking and international banking. In October of 1993, the Corporation announced certain organizational and management changes, including the creation of a new Chairman's Office and the establishment of a twenty-nine member Corporate Working Committee. The Chairman's Office consists of Chairman and Chief Executive Officer Ira Stepanian, President and Chief Operating Officer Charles K. Gifford, Vice Chairman, Chief Financial Officer and Treasurer William
J. Shea and Vice Chairman Edward A. O'Neal. The Corporation's businesses were previously organized into five major groups and a number of other major centralized functions. This group structure was replaced by fifteen core business and ten corporate-wide support areas, each led by an executive with authority to operate and manage his or her respective area. These twenty-five executives and the members of the Chairman's Office comprise the Corporate Working Committee. These core business and corporate-wide support executives work closely with one another and each is linked to one of the members of the Chairman's Office.
                            ------------------------

                     COMPETITION AND INDUSTRY CONSOLIDATION

     The Corporation's subsidiaries compete with other major financial institutions, including commercial banks, investment banks, mutual savings banks, savings and loan associations, credit unions, consumer finance companies, money market funds and other non-banking institutions, such as insurance companies, major retailers, brokerage firms, and investment companies in New England, throughout the United States, and internationally. One of the principal methods of competing effectively in the financial services industry is to improve customer service through the quality and range of services available, easing access to facilities and pricing.

     One outgrowth of the competitive environment discussed above has been a significant number of consolidations in the banking industry both on a national and regional level. The Corporation engages on an ongoing basis in reviewing and discussing possible acquisitions of financial institutions, as well as banking and other assets in order to expand its business incident to the implementation of its business strategy. The Corporation intends to continue to explore acquisition opportunities as they arise in order to take advantage of the continuing consolidation in the banking industry.

     Banks and bank holding companies are extensively regulated under both federal and state law. Activities in which the Corporation and its subsidiaries are presently engaged or which they may undertake in the future are subject to certain statutory and regulatory restrictions. There are also various legal limitations upon the extent to which banking subsidiaries of the Corporation can finance or otherwise supply funds to the Corporation or certain of its affiliates. In addition, there are certain regulatory limitations on the payment of dividends to the Corporation by certain of its banking subsidiaries. See also "Supervision and Regulation."
                            ------------------------

         CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED
            FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

     The Corporation's ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements are set forth below for the periods indicated:

                                                               YEARS ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                      1993      1992      1991     1990     1989
                                                      -----     -----     ----     ----     -----
Earnings to Fixed Charges:
     Excluding Interest on Deposits.................. 1.28 x     1.34x     .72x     .60x     1.11x
     Including Interest on Deposits.................. 1.09       1.09      .95      .89      1.04
Earnings to Combined Fixed Charges and Preferred
  Stock Dividend Requirements:
     Excluding Interest on Deposits.................. 1.24       1.30      .71      .59      1.10
     Including Interest on Deposits.................. 1.08       1.08      .94      .88      1.04

     For the years ended December 31, 1991 and 1990, earnings were insufficient to cover both fixed charges and combined fixed charges and preferred stock dividend requirements, both excluding and including interest on deposits. Additional earnings necessary for the years ended December 31, 1991 and 1990 to bring the ratios of earnings to fixed charges to one-to-one on both an excluding and including interest on deposits basis are $178.9 million and $509.3 million, respectively. Additional earnings necessary for the years ended December 31, 1991 and 1990 to bring the ratios of earnings to combined fixed charges and preferred stock dividend requirements to one-to-one on both an excluding and including interest on deposits basis are $192.2 million and $523.1 million, respectively.

     For purposes of computing both the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Pretax earnings required for preferred stock dividends were computed using tax rates for the applicable year. No tax adjustments were made in loss years.

                           SUPERVISION AND REGULATION

     The Corporation is subject to the supervision of, and to regular inspection by, the Federal Reserve Bank of Boston. The Corporation's banking subsidiaries that are organized as national banking associations, the Bank, Casco and Hospital Trust are subject to regulation by the Office of the Comptroller of the Currency (the "OCC") and the FDIC. The Corporation's state chartered banking subsidiaries, BKB Connecticut, Bank of Vermont, Multibank West, Mechanics Bank and South Shore Bank, are subject to regulation by the FDIC as well as by their respective state regulators. A summary of certain of these regulatory provisions is set forth in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993.

     In addition to extensive existing government regulation, federal and state statutes and regulations can change in unpredictable ways, often with significant effects on the way in which banks may conduct business. Legislation which has been enacted in recent years has substantially increased the level of competition among commercial banks, thrift institutions and non-banking institutions, including insurance companies, brokerage firms, mutual funds, investment banks and major retailers. The enactment of banking legislation such as the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") have affected the banking industry by, among other things, broadening the regulatory powers of the federal banking agencies in a number of areas. Under FIRREA, an FDIC-insured bank can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured bank or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured bank in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance. In addition, FIRREA broadened the enforcement powers of the federal banking agencies, including the power to impose fines and penalties, over all financial institutions. Further, under FIRREA the failure to meet capital guidelines could subject a financial institution to a variety of regulatory actions, including the termination of deposit insurance by the FDIC.

     FDICIA also provides for expanded regulation of financial institutions. Among other things, FDICIA establishes five capital categories for insured depository institutions, which include "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized," and imposes significant restrictions on the operations of a bank that is not adequately capitalized. Under FDICIA, an undercapitalized bank must submit a capital restoration plan guaranteed by its parent company. The liability of the parent company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became undercapitalized, or the amount needed to comply with the plan. FDICIA imposes progressively more restrictive constraints on the operations, management and capital distributions of undercapitalized, significantly undercapitalized and critically undercapitalized institutions. In addition, a bank's primary federal banking agency is authorized to downgrade the bank's capital category to the next lower category upon a determination that the bank is in an unsafe or unsound condition or is engaged in an unsafe or unsound practice. An unsafe or unsound practice can include receipt by the institution of a rating on its most recent examination of three or worse (on a scale of 1 (best) to 5(worst)), with respect to its asset quality, management, earnings or liquidity.

     As required by FDICIA, the federal banking agencies have adopted regulations that set specific capital ratio levels for FDICIA's five capital categories. Pursuant to the regulations, an institution is well capitalized if it has a total risk-based capital ratio of at least 10%, a Tier 1 risk-based capital ratio of at least 6% and a leverage capital ratio of at least 5%. An institution is adequately capitalized if it has a total risk-based capital ratio of at least 8%, a Tier 1 risk-based capital ratio of at least 4% and a leverage capital ratio of at least 4%. Under the regulations, in order to qualify as well capitalized an institution also is required to be free from any agreement, order, capital directive or prompt corrective action directive that requires it to meet and maintain a higher level of capital. Under these regulations, at December 31, 1993, the Bank would be deemed to be well capitalized, and the Corporation's other banking subsidiaries would be deemed to be adequately capitalized or well capitalized. The capital categories of the Corporation's banking subsidiaries are determined solely for purposes of applying FDICIA's prompt corrective action provisions and, accordingly, such capital categories may not constitute an accurate representation of the overall financial condition or prospects of any of the Corporation's banking subsidiaries.

     FDICIA and the regulations issued thereunder also have (i) limited the use of brokered deposits to well capitalized banks, and adequately capitalized banks that have received waivers from the FDIC; (ii) established restrictions on the permissible investments and activities of FDIC-insured state chartered banks and their subsidiaries; (iii) implemented uniform real estate lending rules; (iv) prescribed standards to limit the risks posed by credit exposure between banks;
(v) revised risk-based capital rules to include components for measuring the risk posed by interest rate changes; (vi) amended various consumer banking laws; (vii) increased restrictions on loans to a bank's insiders; (viii) established standards in a number of areas to assure bank safety and soundness; (ix) implemented additional requirements for institutions that have $500 million or more in total assets with respect to annual independent audits, audit committees, and management reports related to financial statements, internal controls and compliance with designated laws and regulations; and (x) replaced the FDIC's flat-rate deposit insurance assessment system with a risk-based system under which a bank is placed in one of nine risk categories, principally on the basis of its capital level and an evaluation of the bank's risk to the Bank Insurance Fund, and its premiums are based on the probability of loss to the FDIC.

     The Corporation continues to analyze the effect of, and address its ongoing compliance with, the various regulations issued under FDICIA. It is anticipated that FDICIA, and the regulations enacted thereunder, will continue to result in more limitations on banking activities generally, and increased costs for the Corporation and the banking industry because of higher FDIC assessments and higher costs of compliance, documentation and record keeping.

                                USE OF PROCEEDS

     The Corporation intends to use the net proceeds from the sale of the Securities for general corporate purposes which may include one or more of the following: investments in and advances to the Corporation's subsidiaries; financing future acquisitions of financial institutions, as well as banking and other assets; and the redemption of certain of the Corporation's outstanding debt securities. The precise amounts and timing of the application of proceeds used for such corporate purposes will depend upon funding requirements and the availability of other funds to the Corporation and its subsidiaries.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The following sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of any Debt Securities and the extent, if any, to which such general provisions may apply to such Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities.

     The Senior Securities offered hereby are to be issued under an Indenture, dated as of June 15, 1992, between the Corporation and Norwest Bank Minnesota, National Association ("Norwest" or the "Trustee"), as Trustee (the "Senior Indenture") and the Subordinated Securities offered hereby are to be issued under an Indenture, dated as of June 15, 1992, between the Corporation and Norwest, as Trustee, as amended by the First Supplemental Indenture dated as of June 24, 1993 (the "Subordinated Indenture"; and collectively with the Senior Indenture, the "Indentures"), copies of which are filed as exhibits to the Registration Statement. The following summaries of certain provisions of the Indentures do not purport to be complete and such summaries are qualified in their entirety by reference to all of the provisions of the Indentures, including the definitions therein of certain terms. Whenever particular sections, articles or defined terms of the Indentures are referred to, such provisions or definitions are incorporated herein by reference.

     Because the Corporation is a holding company, its rights and the rights of its creditors, including the Holders of the Debt Securities, to participate in the assets of any subsidiary, including the Bank, upon the subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against the subsidiary. There is no restriction in the Debt Securities or either Indenture against the incurring of indebtedness by the Corporation, the Bank or any other subsidiary of the Corporation.

     The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and Debt Securities may be issued thereunder in series up to the aggregate principal amount which may be authorized from time to time by the Corporation. The Debt Securities will be unsecured obligations of the Corporation. The Senior Securities will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation. The Subordinated Securities will be subordinate in right of payment as described below under "Subordination." Unless otherwise set forth in the Prospectus Supplement, neither the Indentures nor the Debt Securities contain provisions which would afford Holders of Debt Securities protection in the event of a takeover, recapitalization or similar restructuring of the Corporation, which could adversely affect the Debt Securities.

     The Debt Securities may be issued in one or more separate series of Senior Securities and/or one or more separate series of Subordinated Securities. Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the terms of such Debt Securities, including, where applicable:

           (1) the title of such Debt Securities (which shall distinguish such Debt Securities from all other series of Debt Securities), which may include medium-term notes;

           (2) any limit on the aggregate principal amount or aggregate initial offering price of the Debt Securities;

           (3) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Debt Securities will be payable;

           (4) the rate or rates at which the Debt Securities will bear interest, if any, which rate may be zero in the case of certain Debt Securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined, and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

           (5) the date or dates on which such interest, if any, on the Debt Securities will be payable and the regular record date, if any, for such Interest Payment Dates or the method by which such date or dates will be determined;

           (6) the place or places where (i) the principal of and premium, if any, and any interest on the Debt Securities will be payable, (ii) Registered Debt Securities may be surrendered for registration of transfer, and (iii) Debt Securities may be surrendered for exchange;

           (7) any sinking fund or analogous provisions;

           (8) the period or periods within which, the price or prices at which and the Currency in which, the Debt Securities may, pursuant to any redemption provision, be redeemed, in whole or in part, and the other detailed terms and provisions of any such redemption provisions;

           (9) if other than denominations of $1,000 and any integral multiples thereof, the denominations in which any Registered Debt Securities will be issuable and, if other than a denomination of $5,000, the denominations in which any Bearer Debt Securities will be issuable;

          (10) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent, and the designation of the initial Exchange Rate Agent, if any;

          (11) if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of Debt Securities that will be payable upon declaration of acceleration of the Maturity thereof;

          (12) if other than United States dollars, the currency of payment, including composite currencies, of principal and premium, if any, and interest, if any, on such Debt Securities, (which may be different for principal, premium, if any, and interest, if any);

          (13) any index, formula or other method used to determine the amount of payments of principal of and premium, if any, and interest, if any, on the Debt Securities;

          (14) whether the principal of and premium, if any, and interest, if any, on the Debt Securities are to be payable, at the election of the Corporation or the Holder, in a Currency other than the Currency in which the Debt Securities are denominated or stated to be payable and the period or periods within which and the terms, conditions and manner of making such election and determining the applicable exchange rate;

          (15) any terms upon which any Subordinated Securities will be convertible into or exchangeable for Capital Securities of the Corporation;

          (16) whether such Debt Securities are Senior Securities or Subordinated Securities, or include both;

          (17) whether provisions relating to defeasance and covenant defeasance will be applicable to such series of Debt Securities;

          (18) any provisions granting special rights to Holders of Debt Securities upon the occurrence of specified events;

          (19) any modifications, deletions or additions to the Events of Default, Defaults (in the case of Subordinated Securities) or covenants of the Corporation with respect to the Debt Securities;

          (20) whether the Debt Securities are issuable as Registered Debt Securities, Bearer Debt Securities (with or without coupons) or both, any restrictions on the offer, sale or delivery of Bearer Debt Securities, and whether Bearer or Registered Debt Securities may be exchanged for Registered or Bearer Debt Securities, respectively, and the circumstances and place or places where such exchanges may be made;

          (21) whether any Debt Securities are issuable initially in temporary or permanent global form (with or without coupons) and, if so (i) whether (and the circumstances under which) beneficial owners of interests in permanent global Debt Securities may exchange their interests for Debt Securities of like tenor of any authorized form and denomination, and (ii) the identity of any initial depository for such global Debt Securities;

          (22) the date as of which any Bearer Debt Securities and any temporary global Debt Security will be dated if other than the original issuance date of the first Debt Security of that series to be issued;

          (23) the Person to whom any interest on any Registered Debt Securities will be payable, if other than the registered Holder, the Person to whom any interest on any Bearer Debt Securities will be payable if other than upon presentation and surrender of the coupons appertaining thereto, and the extent to which and manner that any interest payable on a temporary global Debt Security will be paid if other than as specified in the Indentures;

          (24) the form and/or terms of certificates, documents or conditions, if any, for Debt Securities to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such Series);

          (25) if Debt Securities are to be issued upon the exercise of warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

          (26) whether and under what circumstances the Corporation will pay Additional Amounts regarding any tax, assessment or government charge as contemplated by the applicable Indenture to any Holder who is not a United States person and, if so, whether and under what terms the Corporation will have the option to redeem such Debt Securities in lieu of paying such Additional Amounts (and the terms of such option); and

          (27) any other terms, conditions, rights and preferences (or limitations on such rights or preferences) relating to the Debt Securities (which terms shall not be inconsistent with the provisions of the applicable Indenture and the Trust Indenture Act).

     The Debt Securities may be issued as Original Issue Discount Debt Securities to be sold at a substantial discount below their principal amount. Special U.S. federal income tax and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

     The Debt Securities may also be issued under the Indentures upon exercise of Debt Warrants issued by the Corporation. See "Description of Securities Warrants."

REGISTRATION AND TRANSFER

     Unless otherwise provided in the Prospectus Supplement, each series of Debt Securities will be issued only as Registered Securities. If so provided with respect to a series of Debt Securities, however, Debt Securities of such series will be issued only as Bearer Securities, or in a combination of both Registered Securities and Bearer Securities. Debt Securities issued as Bearer Securities shall have interest coupons attached unless issued as zero coupon securities. (Sections 201, 301. All Section references herein are to the applicable Indenture or Indentures.) If Bearer Securities are issued, the United States federal income tax consequences and other special considerations, procedures and limitations applicable to such Bearer Securities will be described in the Prospectus Supplement.

     Unless otherwise provided in the Prospectus Supplement, Registered Securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by the Corporation or the Security Registrar) or exchanged for other Debt Securities of the same series at the office of BancBoston Trust Company of New York in New York City or the principal office of the Bank in Boston. Such transfer or exchange shall be made without service charge, but the Corporation may require payment of any tax or other governmental charge as described in the applicable Indenture. Any provisions relating to the exchange of Bearer Securities for other Debt Securities of the same series (including, if applicable, Registered Securities) will be described in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, Registered Securities will not be exchangeable for Bearer Securities. (Sections 301, 305, 1002.)

     Unless otherwise indicated in the Prospectus Supplement, Registered Securities, other than Registered Securities issued in global form which may be of any denomination, will be issued without coupons and in denominations of $1,000 or integral multiples thereof, and Bearer Securities, other than Bearer Securities issued in global form which may be of any denomination, will be issued in a denomination of $5,000. (Sections 301, 302.)

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depositary or common depositary (the "Common Depositary") identified in the Prospectus Supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Common Depositary for such Global Security to its nominee or another nominee or by a nominee to the Common Depositary or another nominee or by the Common Depositary or any nominee to a successor Common Depositary or any nominee of such successor. (Sections 203, 303, 304.)

     The specific terms of the depository arrangement with respect to a series of Debt Securities and certain limitations and restrictions, including special U.S. federal income tax consequences, relating to a series of Bearer Securities in the form of one or more Global Securities, will be described in the Prospectus Supplement.

     Principal and interest payments on the Global Securities registered in the name of the Common Depositary or its nominee will be made to the Common Depositary or its nominee, as the case may be, as the registered owner of such Global Securities. Under the terms of the Indentures, the Corporation and the Paying Agents will treat the persons in whose names the Global Securities are registered as the owners of such Global Securities for the purpose of receiving payment of principal and interest on such Global Securities and for all other purposes whatsoever. Therefore, neither the Corporation nor the Paying Agents has any direct responsibility or liability for the payment of principal of or interest on the Global Securities to owners of beneficial interests in the Global Securities.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the Prospectus Supplement, payment of principal of and premium, if any, and interest, if any, on Registered Securities will be made at the office of BancBoston Trust Company of New York in New York City or at the principal office of the Bank in Boston, except that, at the option of the Corporation, interest may be paid by mailing a check to the address of the person entitled thereto as such address appears in the Security Register. (Sections 301, 307, 1002.)

     Unless otherwise indicated in the Prospectus Supplement, payment of principal of and premium, if any, and interest, if any, on Bearer Securities will be made, subject to any applicable laws and regulations, at such office outside the United States as specified in the Prospectus Supplement and as the Corporation may designate from time to time or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the Prospectus Supplement, payment of interest on Bearer Securities will be made only against surrender of the coupon relating to such Interest Payment Date. No payment with respect to any Bearer Security will be made at any office or agency of the Corporation in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. (Sections 301, 307.)

RESTRICTION ON CERTAIN DISTRIBUTIONS

     The Corporation has agreed in the Senior Indenture that it will not make any payment or other distribution in shares of capital stock of the Bank or its successor, unless the Bank or its successor unconditionally guarantees payment when due of the principal of and premium, if any, and interest, if any, on the Senior Securities issued pursuant to the Senior Indenture. (Section 1008.)

RESTRICTIONS ON LIENS

     The Senior Indenture also prohibits the Corporation from, directly or indirectly, creating, assuming, incurring or suffering to exist any Lien upon any shares of capital stock of the Bank (other than directors' qualifying shares) or any shares of capital stock of a Subsidiary which owns capital stock of the Bank, except liens for taxes, assessments, judgments or other governmental charges or levies that are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Corporation shall set aside on its books adequate reserves with respect thereto. (Section 1009.)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Under each Indenture, the Corporation, without the consent of the Holders of any of the Outstanding Debt Securities under the applicable Indenture, may consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person provided that: (i) the successor is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the successor corporation expressly assumes, by an indenture supplemental to the applicable Indenture, the Corporation's obligation for the due and punctual payment of the principal of and premium, if any, and interest, if any, on all of the Debt Securities under the applicable Indenture and the performance of every covenant of the applicable Indenture; (iii) after giving effect to the transaction, no Event of Default under the Senior Indenture and no Default under the Subordinated Indenture, and no event which, after notice or lapse of time, or both, would become an Event of Default or a Default, as the case may be, shall have happened and be continuing; and (iv) certain other conditions are met. (Section 801.)

MODIFICATION AND WAIVER

     Each Indenture provides that modification or amendments of the Indentures may be made by the Corporation and the Trustee, with the consent of the Holders of 66 2/3 percent in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby: (a) change the Stated Maturity of the principal of, or any installment of interest on, any Debt Security; (b) reduce the principal amount of, or rate of interest, if any, on, or any premium payable upon the redemption or (in the case of Subordinated Securities) exchange of any Debt Security; (c) change any obligation of the Corporation to pay Additional Amounts; (d) reduce the amount of principal of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof or the amount provable in bankruptcy; (e) adversely affect any right of repayment at the option of any Holder of any Debt Security; (f) change the place or Currency of, or (in the case of Subordinated Securities) class of Capital Securities for, payment of principal of, or any premium or interest on, any Debt Security; (g) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity thereof (or, in the case of redemption, exchange (in the case of Subordinated Securities) or repayment at the option of the Holder, on or after the Redemption Date, Exchange Date (in the case of Subordinated Securities) or Repayment Date); (h) adversely affect the right to convert any Convertible Security (in the case of Subordinated Securities); (i) reduce the percentage of principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indentures, or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults and their consequences, or reduce the requirements for quorum or voting by the Holders; or (j) modify certain provisions of the Indentures except to increase the percentage of Holders required to consent thereon to amendment or modification thereof or to provide that certain other Indenture provisions cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby. (Section 902.)

     The Holders of 66 2/3 percent in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Corporation with certain terms, conditions, or provisions of the Indentures. (Section 1011.) The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the applicable Indentures with respect to Debt Securities of that series and its consequences, except a default in the payment of principal (including, in the case of Subordinated Securities, principal to be paid by delivery of Capital Securities) or premium, if any, or interest, if any, or in respect of a covenant or provision which under Article 9 of each Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513.)

     Each Indenture provides that, in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of Holders for quorum purposes, and for making calculations required under Section 313 of the Trust Indenture Act: (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding shall be the amount of principal thereof that would be due and payable as of the time of such determination upon acceleration of the Maturity thereof; (ii) the principal amount of any Debt Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be the Dollar equivalent, determined as of the date of original issuance of such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Security, the Dollar equivalent, determined as of the date of original issuance of such Debt Security, of the amount determined as provided in (i) above); and (iii) the principal amount of any Indexed Debt Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Debt Security at original issuance, unless otherwise provided with respect to such Debt Security. (Section 101.)

DEFEASANCE AND COVENANT DEFEASANCE

     The Indentures provide that the Corporation may elect (1) to defease and be discharged from its obligations with respect to any Debt Securities of or within a series and any related coupons (except the obligations to pay any Additional Amounts; to register the transfer of or exchange such Debt Securities and any related coupons; to replace temporary or mutilated, destroyed, lost or stolen Debt Securities and any related coupons; to maintain an office or agency in respect of such Debt Securities and any related coupons; and to hold moneys for payment in trust) ("defeasance") or (2) with respect to the Senior Indenture, to be released from its obligations with respect to such Debt Securities and any related coupons under Section 1009 of the Senior Indenture (the restriction described above under "Restrictions on Liens") or, if provided pursuant to
Section 301 of the applicable Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default under the Senior Indenture or a Default under the Subordinated Indenture with respect to such Debt Securities and any related coupons ("covenant defeasance"), in either case by (a) depositing irrevocably with the Trustee as trust funds in trust (i) an amount in such Currency or, with respect to the Subordinated Securities, a sum (including Capital Securities, if any) in such Currency (or class of Capital Securities), in which such Debt Securities and any related coupons are payable at Stated Maturity, or (ii) Government Obligations (as defined below), in each case in an amount which through the scheduled payment of principal of and premium, if any, and interest, if any, in respect thereof in accordance with their terms will provide, not later than one business day before the due date of any payment, money in an amount or (iii) a combination of such Currency and Government Obligations, sufficient to pay the principal (including in the case of Subordinated Securities, principal to be paid by the delivery of Capital Securities) of and premium, if any, and interest, if any, on the Debt Securities of such series and any related coupons on the Stated Maturity of such principal or installment of principal or interest and any mandatory sinking fund or similar payments applicable to such Debt Securities and (b) satisfying certain other conditions precedent specified in the Indentures. Such deposit and termination is conditioned among other things upon the Corporation's delivery of an Opinion of Counsel that the Holders of the Debt Securities of such series and any related coupons will have no U.S. federal income tax consequences as a result of such deposit and termination. (Senior Indenture, Article 14; Subordinated Indenture, Article 15.)

     If the Corporation exercises its covenant defeasance option with respect to any series of Debt Securities and any related coupons and such Debt Securities and related coupons are declared due and payable because of the occurrence of any Event of Default other than with respect to a covenant as to which there has been covenant defeasance described above, the money and Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such Debt Securities at their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities and any related coupons at the time of acceleration relating to such Event of Default. However, the Corporation would remain liable to make payment of such amounts due at the time of acceleration.

     The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within any particular series and any related coupons.

     Unless otherwise specified in the Prospectus Supplement, "Government Obligations" means securities that are (i) direct obligations of the government which issued the Currency in which the Debt Securities of a particular series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the Currency in which the Debt Securities of a particular series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such Currency and are not callable or redeemable at the option of the issuer thereof, and also includes a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depositary receipt. (Section 101.)

REGARDING THE TRUSTEE

     Norwest, the Trustee under the Indentures, has its principal corporate trust office at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The Corporation and its banking subsidiaries maintain banking relationships with the Trustee.

SENIOR SECURITIES

     The Senior Securities will be direct unsecured obligations of the Corporation and will constitute Senior Indebtedness (as defined below under "Subordinated Securities -- Subordination") ranking on a parity with the other Senior Indebtedness of the Corporation.

EVENTS OF DEFAULT

     The following will be Events of Default under the Senior Indenture with respect to Senior Securities of any series: (a) failure to pay principal or premium, if any, on any Senior Security of that series at Maturity; (b) failure to pay any interest on any Senior Security of that series when due and payable, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Senior Security of that series; (d) failure to perform any covenant or warranty of the Corporation in the Senior Indenture (other than a covenant or warranty included in the Senior Indenture solely for the benefit of series of Senior Securities other than that series), continued for 60 days after written notice as provided in the Senior Indenture; (e) default under any bond, debenture, note, mortgage, indenture, other instrument or other evidence of Indebtedness for Money Borrowed in an aggregate principal amount exceeding $3,000,000 by the Corporation or the Bank or its successors (including a default with respect to Senior Securities of another series) under the terms of the instrument or instruments by or under which such indebtedness is evidenced, issued or secured, which default results in the acceleration of such indebtedness, if such acceleration is not rescinded or annulled, or such indebtedness is not discharged, within ten days after written notice as provided in the Senior Indenture; (f) certain events in bankruptcy, insolvency or reorganization of the Corporation or the Bank; and (g) any other Event of Default provided with respect to Senior Securities of that series. (Senior Indenture, Section 501.)

     If an Event of Default with respect to Senior Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25 percent in aggregate principal amount of the Outstanding Senior Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Senior Securities or Indexed Securities, such portion of the principal amount of such Senior Securities as may be specified in the terms thereof) of all the Senior Securities of that series to be due and payable immediately, by a written notice to the Corporation (and to the Trustee, if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. At any time after a declaration of acceleration with respect to Senior Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of Outstanding Senior Securities of that series may, under certain circumstances, rescind and annul such declaration and its consequences, if all Events of Default have been cured, or if permitted, waived, and all payments due (other than those due as a result of acceleration) have been made or provided for. (Senior Indenture, Section 502.)

     The Senior Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the Holders of Senior Debt Securities of any series or any related coupons, unless such Holders shall have offered to the Trustee reasonable indemnity or security against the costs, expenses and liabilities which may be incurred. (Senior Indenture, Section 602.) Subject to certain provisions, the Holders of a majority in aggregate principal amount of the Outstanding Senior Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Senior Securities of that series. (Senior Indenture, Section 512.)

     The Corporation is required to deliver to the Trustee annually an Officers' Certificate as to its performance and observance of any of the terms, provisions and conditions with respect to certain provisions in the Senior Indenture and as to the absence of default. (Senior Indenture, Section 1010.)

SUBORDINATED SECURITIES

     The Subordinated Securities will be direct, unsecured obligations of the Corporation. The obligations of the Corporation pursuant to the Subordinated Securities will be subordinate in right of payment to all Senior Indebtedness as defined below under "Subordination."

     Unless otherwise indicated in the applicable Prospectus Supplement, the maturity of the Subordinated Securities will be subject to acceleration only in the event of certain events of bankruptcy, insolvency or reorganization of the Corporation or the receivership of the Bank. See "Events of Default; Defaults" below.

SUBORDINATION

     The obligation of the Corporation to make any payment on account of the principal of or premium, if any, and interest, if any, on the Subordinated Securities will be subordinate and junior in right of payment to the Corporation's obligations to the Holders of Senior Indebtedness of the Corporation to the extent described in the next paragraph. (Subordinated Indenture, Section 1301.) "Senior Indebtedness" of the Corporation is defined in the Subordinated Indenture to mean Indebtedness for Money Borrowed of the Corporation and all Additional Senior Obligations, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except "Indebtedness Ranking on a Parity with the Securities" or "Indebtedness Ranking Junior to the Securities" and any deferrals, renewals or extensions of such Senior Indebtedness. "Indebtedness for Money Borrowed" of the Corporation is defined in the Subordinated Indenture as any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligations for the payment of the purchase price of property or assets, except Additional Senior Obligations. "Additional Senior Obligations" of the Corporation are defined in the Subordinated Indenture to mean, unless otherwise determined with respect to any series of Subordinated Securities, all obligations of the Corporation associated with derivative products such as interest rate and foreign exchange rate contracts, commodity contracts and similar arrangements, except Indebtedness for Money Borrowed. "Indebtedness Ranking on a Parity with the Securities" is defined in the Subordinated Indenture to mean Indebtedness for Money Borrowed of the Corporation, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Subordinated Securities in the right of payment upon the happening of any event of the kind specified in the next paragraph. The indentures of the Corporation governing the subordinated indebtedness issued by the Corporation listed in items (i) through (v) in the immediately succeeding sentence do not include Additional Senior Obligations in the definition of Senior Indebtedness of the Corporation. Additional Senior Obligations was added to the definition of Senior Indebtedness of the Corporation in the Subordinated Indenture by the First Supplemental Indenture. Indebtedness Ranking on a parity with the Securities includes the Corporation's
(i) 10.30% Subordinated Notes due September 1, 2000, issued under an indenture, dated as of July 15, 1988, between the Corporation and Chemical Bank as Trustee;
(ii) Subordinated Floating Rate Notes Due 2001, issued under a Fiscal and Paying Agency Agreement, dated as of February 10, 1986, between the Corporation and Bankers Trust Company, as fiscal agent; (iii) 9 1/2% Subordinated Capital Notes Due 1997, issued under an indenture, dated as of June 15, 1987, between the Corporation and The Philadelphia National Bank, as Trustee; (iv) Floating Rate Subordinated Notes Due 1998, issued pursuant to a Fiscal and Paying Agency Agreement, dated as of August 26, 1986, between the Corporation and Morgan Guaranty Trust Company of New York, as fiscal agent; (v) 7 3/4% Convertible Subordinated Debentures Due 2011, issued pursuant to an indenture, dated as of January 15, 1986, between the Corporation and Manufacturers Hanover Trust Company, as successor Trustee; (vi) 6 7/8% Subordinated Notes Due 2003, issued under the Subordinated Indenture on June 30, 1993; (vii) 6 5/8% Subordinated Notes Due 2005, issued under the Subordinated Indenture on November 22, 1993; and (viii) 6 5/8% Subordinated Notes Due 2004, issued under the Subordinated Indenture on January 12, 1994. "Indebtedness Ranking Junior to the Securities" is defined in the Subordinated Indenture to mean any Indebtedness for Money Borrowed of the Corporation, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Subordinated Securities (and any other Indebtedness Ranking on a Parity with the Subordinated Securities) in right of payment upon the happening of any event of the kind specified in the next paragraph. (Subordinated Indenture, Section 101.)

     In the case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Corporation as a whole, whether voluntary or involuntary, all obligations of the Corporation to Holders of Senior Indebtedness of the Corporation (other than Additional Senior Obligations) shall be entitled to be paid in full before any payment shall be made on account of the principal (including principal to be paid by delivery of Capital Securities) of, or premium, if any, or interest, if any, on the Subordinated Securities of any series. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of the Corporation (other than Additional Senior Obligations), the Holders of the Subordinated Securities of any series, together with the Holders of any Indebtedness Ranking on a Parity with the Subordinated Securities, shall be entitled, ratably, to be paid from the remaining assets of the Corporation the amounts at the time due and owing on account of unpaid principal (including principal to be paid by delivery of Capital Securities) of, and premium, if any, and interest, if any, on the Subordinated Securities of such series and on any indebtedness Ranking on a Parity with the Subordinated Securities before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any Indebtedness Ranking Junior to the Securities; provided, however, that if after payment in full of all sums owing with respect to Senior Indebtedness of the Corporation (other than Additional Senior Obligations) any amount of cash, property or securities remains available for payment or distribution in respect of the Subordinated Securities ("Excess Proceeds") and creditors in respect of Additional Senior Obligations have not received payment in full of amounts due or to become due thereon or payments of such amounts have not been provided for, then such Excess Proceeds shall be applied to payment in full of the Additional Senior Obligations before any payment is made on the Subordinated Securities. (Subordinated Indenture, Section 1301.) In the event and during the continuation of any default in the payment of principal (including principal to be paid by delivery of Capital Securities) of, or premium, if any, or interest, if any, on, any Senior Indebtedness (other than Additional Senior Obligations) beyond any applicable grace period, or in the event that any event of default with respect to any Senior Indebtedness (other than Additional Senior Obligations) shall have occurred and be continuing, or would occur as a result of certain payments, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment of principal (including principal to be paid by delivery of Capital Securities) of, or premium, if any, or interest, if any, on the Subordinated Securities, or in respect of any redemption, exchange, retirement, purchase or other acquisition of any of the Subordinated Securities, shall be made by the Corporation. (Subordinated Indenture, Section 1303.)

     By reason of such subordination in favor of the Holders of Senior Indebtedness of the Corporation (including to the extent set forth above, Additional Senior Obligations), in the event of the insolvency of the Corporation, Holders of Senior Indebtedness of the Corporation may receive more, ratably, and Holders of the Subordinated Securities having a claim pursuant to the Subordinated Securities may receive less, ratably, than the other creditors of the Corporation.

EVENTS OF DEFAULT; DEFAULTS

     The following will be Events of Default under the Subordinated Indenture with respect to Subordinated Securities of any series: (a) certain events in bankruptcy, insolvency or reorganization of the Corporation or the receivership of the Bank; and (b) any other Event of Default provided with respect to Subordinated Securities of that series. (Subordinated Indenture, Section 501.)

     If an Event of Default with respect to Subordinated Securities of any series at the time Outstanding occurs and is continuing, the Trustee or the Holders of at least 25 percent in aggregate principal amount of the Outstanding Subordinated Securities of that series may declare the principal amount (or, if any of the Subordinated Securities of that series are Original Issue Discount Subordinated Securities or Indexed Securities, such portion of the principal amount of such Subordinated Securities as may be specified in the terms thereof) of all the Subordinated Securities of that series to be due and payable immediately, by a written notice to the Corporation (and to the Trustee, if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. (Subordinated Indenture, Section 502.) The foregoing provision would, in the event of the bankruptcy or insolvency of the

Corporation, be subject as to enforcement to the broad equity powers of a Federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the Holders of the Subordinated Securities. At any time after a declaration of acceleration with respect to the Subordinated Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of Outstanding Subordinated Securities of that series may, under certain circumstances, rescind and annul such acceleration but only if all Defaults have been remedied, or if permitted, waived and if certain other conditions have been satisfied. (Subordinated Indenture, Section 502.)

     The following events will be Defaults under the Subordinated Indenture with respect to Subordinated Securities of any series: (a) an Event of Default with respect to such series of Subordinated Securities; (b) failure to pay principal (including the delivery of any Capital Securities in exchange for or upon the conversion of Subordinated Securities) or premium, if any, on any Subordinated Security of that series at Maturity; (c) failure to pay any interest, if any, on any Subordinated Security of that series when due and payable, continued for 30 days; (d) failure to deposit any sinking fund payment, when due, in respect of any Subordinated Security of that series; (e) failure to perform any covenant or warranty of the Corporation in the Subordinated Indenture (other than a covenant or warranty included in the Subordinated Indenture solely for the benefit of series of Subordinated Securities other than that series), continued for 60 days after written notice as provided in the Subordinated Indenture; (f) default under any bond, debenture, note, mortgage, indenture, other instruments or other evidence of Indebtedness for Money Borrowed (including a default with respect to Subordinated Securities of another series) in an aggregate principal amount exceeding $3,000,000 by the Corporation or the Bank or its successors under the terms of the instrument or instruments by or under which such indebtedness is evidenced, issued or secured, which default results in the acceleration of such indebtedness, if such acceleration is not rescinded or annulled, or such indebtedness is not discharged, within ten days after written notice as provided in the Subordinated Indenture; and (g) any other default provided with respect to Subordinated Securities of that series. (Subordinated Indenture, Section 507.)

     Unless otherwise provided in the terms of a series of Subordinated Securities, there will be no right of acceleration of the payment of principal of the Subordinated Securities of such series upon a default in the payment (including any obligation to exchange Capital Securities for Subordinated Securities of such series) of principal of or premium, if any, or interest, if any, or a default in the performance of any covenant or agreement in the Subordinated Securities or the Subordinated Indenture. If a Default with respect to the Subordinated Securities of any series occurs and is continuing, the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the Holders of Subordinated Securities of such series or the performance of any covenant or agreement in the Subordinated Indenture. (Subordinated Indenture, Section 503.)

     The Subordinated Indenture provides that, subject to the duty of the Trustee upon the occurrence of a Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the Holders of Subordinated Securities of any series or any related coupons unless such Holders shall have offered to the Trustee reasonable indemnity or security against the costs, expenses and liabilities which may be incurred. (Subordinated Indenture, Section 602.) Subject to certain provisions, the Holders of a majority in aggregate principal amount of the Outstanding Subordinated Securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Subordinated Securities of that series. (Subordinated Indenture, Section 512.)

     The Corporation is required to furnish to the Trustee annually an Officer's Certificate as to the performance and observance by the Corporation of certain of the terms, provisions and conditions under the Subordinated Indenture and as to the absence of default. (Subordinated Indenture, Section 1010.)

CONVERSION

     The Holders of Subordinated Securities of a specified series that are convertible into Capital Securities ("Subordinated Convertible Securities") will be entitled at certain times specified in the Prospectus Supplement relating to such Subordinated Convertible Securities, subject to prior redemption, exchange, repayment or repurchase, to convert any Subordinated Convertible Securities of such series into Capital

Securities, at the conversion price set forth in such Prospectus Supplement, subject to adjustment and to such other terms as are set forth in such Prospectus Supplement.

EXCHANGEABILITY

     The Holders of Subordinated Securities of any series may be obligated at any time or at Maturity to exchange them for Capital Securities of the Corporation. The terms of any such exchange and any such Capital Securities will be described in the Prospectus Supplement relating to such series of Subordinated Securities. The Common Stock, Preferred Stock, and Capital Securities of the Corporation are described below under "Description of Common Stock," "Description of Preferred Stock," and "Description of Capital Securities," respectively.

                         DESCRIPTION OF PREFERRED STOCK

     The following summary contains a description of certain general terms of the Corporation's Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of the Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating thereto. If so indicated in the Prospectus Supplement, the terms of any series may differ from the terms set forth below. The description of certain provisions of the Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Corporation's Restated Articles of Organization (the "Articles"), and the Certificate of Vote of Directors Establishing a Series of a Class of Stock (the "Certificate") relating to each particular series of the Preferred Stock, which will be filed with the Commission at or prior to the time of the sale of such Preferred Stock.

GENERAL

     Under the Corporation's Articles, the Board of Directors of the Corporation is authorized, without further stockholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock, without par value, in one or more series, with such designations or titles; dividend rates; special or relative rights in the event of liquidation, distribution or sale of assets or dissolution or winding up of the Corporation; any sinking fund provisions; any redemption or purchase account provisions; any conversion provisions; and any voting rights thereof, as shall be set forth as and when established by the Board of Directors of the Corporation. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof shall have no preemptive rights in connection therewith.

     The liquidation preference of any series of the Preferred Stock is not necessarily indicative of the price at which shares of such series of Preferred Stock will actually trade at or after the time of their issuance. The market price of any series of Preferred Stock can be expected to fluctuate with changes in market and economic conditions, the financial condition and prospects of the Corporation and other factors that generally influence the market prices of securities.

     The shares of outstanding Preferred Stock are fully paid and non-assessable. Section 45 of Chapter 156B of the Massachusetts General Laws ("MGL") provides that stockholders to whom a corporation makes any distribution, whether by way of dividend, repurchase or redemption of stock or otherwise (other than a distribution of stock of the corporation) if the corporation is, or is thereby rendered, insolvent shall be liable to the corporation for the amount of such distribution made, or for the amount of such distribution which exceeds that which could have been made without rendering the corporation insolvent, but in either event, only to the extent of the amount paid or distributed to such stockholders, respectively.

RANK

     Any series of the Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) senior to all classes of common stock and the Junior Participating Preferred Stock, Series D, of the Corporation and with all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities will rank junior to the Preferred Stock (collectively referred to as the "Junior Securities");
(ii) on a parity with all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities will rank on a parity with the Preferred Stock, including the Corporation's five series outstanding:
Adjustable Rate Cumulative Preferred Stock, Series A, B and C, 8.60% Cumulative Preferred Stock, Series E, and 7 7/8% Cumulative Preferred Stock, Series F (collectively referred to as the "Parity Securities"); and (iii) junior to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities will rank senior to the Preferred Stock (collectively referred to as the "Senior Securities"). As used in any Certificate for these purposes, the term "equity securities" will not include debt securities convertible into or exchangeable for equity securities.

DIVIDENDS

     Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of the Preferred Stock. Dividends will be payable to holders of record of the Preferred Stock as they appear on the books of the Corporation (or, if applicable, the records of the Depositary referred to below under "Depositary Shares") on such record dates, as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or non-cumulative.

     No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities unless dividends shall have been paid or set apart for such payment on the Preferred Stock. If full dividends are not so paid, the Preferred Stock shall share dividends pro rata with the Parity Securities. If dividends are cumulative, any accumulated unpaid dividends will not bear interest.

CONVERSION

     The Prospectus Supplement for any series of the Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Capital Securities.

     For any series of Preferred Stock which is convertible, the Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Preferred Stock or Capital Securities or shares held in its treasury or both, for the purpose of effecting the conversion of the shares of such series of Preferred Stock, the full number of shares of Preferred Stock or Capital Securities then deliverable upon the conversion of all outstanding shares of such series.

     No fractional shares or scrip representing fractional shares of Preferred Stock or Capital Securities will be issued upon the conversion of shares of any series of convertible Preferred Stock. Each holder to whom fractional shares would otherwise be issued will instead be entitled to receive, at the Corporation's election, either (a) a cash payment equal to the current market price of such holder's fractional interest or (b) a cash payment equal to such holder's proportionate interest in the net proceeds (following the deduction of applicable transaction costs) from the sale promptly by an agent, on behalf of such holders, of shares of Preferred Stock or Capital Securities representing the aggregate of such fractional shares.

     The holders of any series of shares of Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date occurring between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date but instead will receive accrued and unpaid dividends to such redemption date) on the corresponding dividend payment date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Preferred Stock or Capital Securities issued upon conversion.

EXCHANGEABILITY

     The holders of shares of Preferred Stock of any series may be obligated at any time or at maturity to exchange such shares for Capital Securities or other debt securities of the Corporation. The terms of any such exchange and any such Capital Securities or other debt securities will be described in the Prospectus

Supplement relating to such series of Preferred Stock. The Capital Securities of the Corporation are described below under "Description of Capital Securities."

REDEMPTION

     A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Corporation or the holder thereof upon terms and at the redemption prices set forth in the Prospectus Supplement relating to such series.

     In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of Directors of the Corporation or by any other method determined to be equitable by the Board of Directors.

     On and after a redemption date, unless the Corporation defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

     Under current regulations, bank holding companies may not exercise any option to redeem shares of preferred stock without the prior approval of the Board of Governors. Ordinarily, the Board of Governors would not permit such a redemption unless (1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock or (2) the Board of Governors determines that a bank holding company's capital position after such redemption would clearly be adequate and that its condition and circumstances warrant the reduction of a source of permanent capital.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock that ranks senior to the Junior Securities will be entitled to receive out of assets of the Corporation available for distribution to stockholders, before any distribution is made on any Junior Securities, including Common Stock, distributions upon liquidation in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Preferred Stock of any series and any other Parity Securities are not paid in full, the holders of the Preferred Stock of such series and the Parity Securities will share ratably in any such distribution of assets of the Corporation in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation. However, neither (i) the merger or consolidation of the Corporation with or into one or more corporations pursuant to any statute which provides in effect that the stockholders of the Corporation shall continue as stockholders of the continuing or combined corporation nor (ii) the acquisition by the Corporation of assets or stock of another corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

VOTING RIGHTS

     Except as indicated below or in the Prospectus Supplement relating to a particular series of Preferred Stock, or except as expressly required by applicable law, the holders of the Preferred Stock will have no voting rights.

     Under Massachusetts law, a corporation may not amend its articles of organization so as to adversely affect the rights of any class or series of its stock without the affirmative vote of at least two-thirds (or a lesser proportion, but not less than a majority, if so provided in the corporation's articles of organization) of the shares of such class or series, with all series of a class of stock which are adversely affected in the same manner voting together as one class and any other series, which is adversely affected in a manner different from other series of the same class, voting as a separate class.

     Under regulations adopted by the Board of Governors, if the holders of shares of any series of Preferred Stock of the Corporation became entitled to vote for the election of directors, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% if it otherwise exercises a "controlling influence" over the Corporation) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956, as amended. In addition, at such time as such series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Board of Governors to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to obtain the approval of the Board of Governors under the Change in Bank Control Act to acquire or retain 10% or more of such series.

PREFERRED STOCK OUTSTANDING

     The Corporation has issued and outstanding five series of Preferred Stock:
Adjustable Rate Cumulative Preferred Stock (Series A, Series B and Series C), 8.60% Cumulative Preferred Stock, Series E, and 7 7/8% Cumulative Preferred Stock, Series F. The Series A, B and C Preferred Stock are issued as whole shares, and the Series E and Series F Preferred Stock are issued as fractional shares represented by depositary shares ("Depositary Shares"). Each Depositary Share represents a one-tenth interest in a share of Series E or Series F Preferred Stock. The shares of Series E and Series F Preferred Stock underlying the Depositary Shares are deposited with the Bank, as Depositary (the "Depositary"), under Deposit Agreements (the "Deposit Agreement"), among the Corporation, the Depositary and the holders from time to time of the depositary receipts issued by the Depositary thereunder (the "Depositary Receipts"). The Depositary Receipts evidence the Depositary Shares. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled through the Depositary, in proportion to the one-tenth interest in a share of Series E or Series F Preferred Stock underlying such Depositary Share, to all rights and preferences of a share of Series E or Series F Preferred Stock (including dividend, voting, redemption and liquidation rights).

     As of December 31, 1993, 4,593,941 shares of Preferred Stock were issued and outstanding with an aggregate liquidation preference of $508.4 million. Holders of the outstanding Preferred Stock (or, Depositary Shares, in the case of the Series E and Series F Preferred Stock) have no preemptive rights with respect to shares of any other series of Preferred Stock or with respect to shares of the Corporation's Common Stock. The outstanding Preferred Stock, and in the case of the Series E and Series F Preferred Stock, the Depositary Shares, are listed on the NYSE and BSE. The Bank is the registrar, transfer agent and dividend disbursing agent for the outstanding Preferred Stock and the Depositary Shares.

     The shares of outstanding Preferred Stock are fully paid and non-assessable, subject to the provisions of Section 45 of the MGL. See "DESCRIPTION OF PREFERRED STOCK -- General."

     DIVIDENDS. Holders of shares (or Depositary Shares, in the case of Series E and Series F Preferred Stock) of each series of outstanding Preferred Stock are entitled to cumulative dividends, when, as and if declared by the Corporation's Board of Directors. Dividends on the existing Preferred Stock must be paid or set apart for payment before any dividends can be paid to holders of equity securities which by their terms rank junior to the Preferred Stock, including the Corporation's Common Stock. Dividends on the outstanding Preferred Stock are payable in arrears on the 15th day of March, June, September and December in each year in which the Preferred Stock is outstanding.

     LIQUIDATION AND REDEMPTION. In the event of any voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, the holders of each share of outstanding Preferred Stock shall be entitled to receive, prior to any payment upon the Corporation's Common Stock, cash in the amount of $50 in the case of the Series A and Series B Preferred Stock, cash in the amount of $100 in the case of the Series C Preferred Stock and cash in the amount of $250 in the case of the Series E and Series F Preferred Stock (equivalent to $25 per Depositary Share). The outstanding Preferred Stock is subject to partial or complete redemption at the option of the Corporation, with the prior approval of the Federal Reserve Board (if such approval is required at the time of redemption), except that the Series E and Series F Preferred Stock are not redeemable prior to September 15, 1997 and July 15, 1998, respectively.

     VOTING. Holders of outstanding Preferred Stock have no general voting rights. However, during any period in which dividends on a series of outstanding Preferred Stock are cumulatively in arrears in the amount of six or more full quarterly dividends, the holders of shares of such series, shall be entitled (by series, voting as a single class) to elect one director who shall serve until such time as the arrearage in the payment of dividends has been cured.

DEPOSITARY SHARES

     GENERAL. The Corporation may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Corporation will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Corporation and a bank or trust company selected by the Corporation having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

     The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering. The forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement, and the following summary is qualified in its entirety by reference to such exhibits.

     Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Corporation or any holder of Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Corporation's expense.

     DIVIDENDS AND OTHER DISTRIBUTIONS. The Depositary will distribute cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Corporation, sell such property and distribute the net proceeds from such sale to such holders.

     REDEMPTION OR EXCHANGE OF STOCK. If a series of Preferred Stock represented by Depositary Shares is to be redeemed or exchanged, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary, or exchanged for the Capital Securities or other debt securities to be issued in exchange for the Preferred Stock (as the case may be, in accordance with the terms of such series of Preferred Stock). The Depositary Shares will be redeemed or exchanged by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share or market value of Capital Securities or other debt securities per Depositary Share paid in respect of the shares of Preferred Stock so redeemed or exchanged. Whenever the Corporation redeems or exchanges shares of Preferred Stock held by the Depositary, the Depositary will redeem or exchange as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed or exchanged. If fewer than all the Depositary Shares are to be redeemed or exchanged, the Depositary Shares to be redeemed or exchanged will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Corporation.

     WITHDRAWAL OF STOCK. Any holder of Depositary Shares may, upon surrender of the Depositary Receipts therefor to the Depositary, receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related Prospectus Supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

     VOTING THE PREFERRED STOCK. Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date of the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Corporation will agree to take all reasonable actions which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

     CONVERSION RIGHTS. Any holder of Depositary Shares, upon surrender of the Depositary Receipts therefor and delivery of instructions to the Depositary, may cause the Corporation to convert any specified number of whole or fractional shares of Preferred Stock represented by the Depositary Shares into the number of whole shares of Capital Securities or other preferred stock (as the case may be, in accordance with the terms of such series of the Preferred Stock) of the Corporation obtained by dividing the aggregate liquidation preference of such Depositary Shares by the Conversion Price (as such term is defined in the Certificate) then in effect, as such Conversion Price may be adjusted by the Corporation from time to time as provided in the Certificate. In the event that a holder delivers Depositary Receipts to the Depositary for conversion which in the aggregate are convertible either into less than one whole share of such Capital Securities or other preferred stock or into any number of whole shares of such Capital Securities or other preferred stock plus an excess constituting less than one whole share of such Capital Securities or other preferred stock, the holder shall receive payment in lieu of such fractional shares.

     AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Corporation and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement automatically terminates if (i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into Capital Securities or other preferred stock or has been exchanged for Capital Securities or other debt securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution has been distributed to the holders of Depositary Shares. The Deposit Agreement also may be terminated by the Corporation at any time upon 60 days prior written notice to the Depositary, in which case the Depositary will deliver to the record holders, upon surrender of the Depositary Receipts, such number of whole or fractional shares of Preferred Stock represented by such Depositary Receipts.

     CHARGES OF DEPOSITARY. The Corporation will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Corporation will pay all charges of the

Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of Preferred Stock by owners of Depositary Shares, and any redemption or exchange of the Preferred Stock. Holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

     MISCELLANEOUS. The Depositary will forward all reports and communications from the Corporation which are delivered to the Depositary and which the Corporation is required to furnish to the holders of the Preferred Stock.

     Neither the Depositary nor the Corporation will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Corporation and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

     RESIGNATION AND REMOVAL OF DEPOSITARY. The Depositary may resign at any time by delivering to the Corporation notice of its election to do so, and the Corporation may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                          DESCRIPTION OF COMMON STOCK

GENERAL

     The Corporation's Common Stock as of February 25, 1994 consisted of 200,000,000 authorized shares, par value $2.25 per share, of which there were 106,357,915 shares outstanding. The Common Stock is traded on the NYSE and the BSE. The transfer agent and registrar for the Common Stock is the Bank.

     Shares of Common Stock may be issued from time to time, in such amounts and proportion and for such consideration as may be fixed by the Board of Directors of the Corporation. No holder of Common Stock has any preemptive or preferential rights to purchase or to subscribe for any shares of capital stock or other securities which may be issued by the Corporation. The Common Stock has no redemption or sinking fund provisions applicable thereto. The Common Stock does not have any conversion rights.

     The Corporation issues authorized but unissued shares of its Common Stock in connection with several employee benefit and stock option and incentive plans maintained by the Corporation or its subsidiaries, and the Corporation's Automatic Dividend Reinvestment and Common Stock Purchase Plan. In addition, holders of the Corporation's 7 3/4% Convertible Subordinated Debentures Due 2011 (the "Debentures") are entitled to convert their Debentures into Common Stock at any time on or before June 15, 2011, unless previously redeemed, at a conversion price of $23.42 per share, subject to adjustment in certain events. As of February 25, 1994 $94,396,000 in principal amount of the Debentures was outstanding. The Debentures are redeemable at the option of the Corporation, in whole or in part, at prices ranging from 101.55% of the principal amount plus accrued interest in 1994 to 100% of the principal amount plus accrued interest in 1995.

     The shares of the Common Stock are fully paid and non-assessable. Section 45 of Chapter 156B of the MGL provides that stockholders to whom a corporation makes any distribution, whether by way of dividend, repurchase or redemption of stock or otherwise (other than a distribution of stock of the corporation) if the corporation is, or is thereby rendered, insolvent shall be liable to the corporation for the amount of such distribution made, or for the amount of such distribution which exceeds that which could have been made without rendering the corporation insolvent, but in either event, only to the extent of the amount paid or distributed to such stockholders, respectively.

LIQUIDATION

     In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock are entitled to receive, on a share for share basis, any assets or funds of the Corporation which are distributable to its holders of Common Stock upon such events, subject to the prior rights of creditors of the Corporation and holders of the Corporation's outstanding Preferred Stock.

VOTING

     Holders of Common Stock are entitled to one vote for each share on all matters voted upon by the stockholders. The shares of Common Stock have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so, and in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors of the Corporation.

DIVIDENDS

     When, as and if dividends, payable in cash, stock or other property, are declared by the Board of Directors of the Corporation out of funds legally available therefor, the holders of Common Stock are entitled to share equally, share for share, in such dividends. The payment of dividends on the Common Stock is subject to the prior payment of dividends on the Preferred Stock.

STOCKHOLDER RIGHTS PLAN

     On June 28, 1990, the Board of Directors of the Corporation adopted a stockholder rights plan providing for a dividend of one Preferred Stock Purchase Right for each outstanding share of Common Stock of the Corporation (the "Rights"). The dividend was distributed on July 12, 1990 to stockholders of record on that date. Holders of shares of Common Stock issued subsequent to that date receive the Rights with their shares. The Rights trade automatically with shares of Common Stock and become exercisable only under certain circumstances as described below. The Rights are designed to protect the interests of the Corporation and its stockholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirors to negotiate with the Corporation's Board of Directors prior to attempting a takeover and to provide the Board with leverage in negotiating on behalf of all stockholders the terms of any proposed takeover. The Rights may have certain anti-takeover effects. The Rights should not, however, interfere with any merger or other business combination approved by the Board of Directors.

     Until a Right is exercised, the holder of a Right, as such, will have no rights as a stockholder of the Corporation including, without limitation, the right to vote or receive dividends. Upon becoming exercisable, each Right will entitle the holder thereof to purchase from the Corporation a unit equal to one one-thousandth of a share of Junior Participating Preferred Stock, Series D at a purchase price of $50 per unit, subject to adjustment. In general, the Rights will become exercisable upon the earlier of (i) ten days following a public announcement by the Corporation that a person or group has acquired beneficial ownership of 15% or more of the Corporation's Common Stock or voting securities representing 15% or more of the total voting power of the Corporation (the "Stock Acquisition Date") or (ii) ten business days (or such later date as the Board of Directors may determine) after the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the Corporation's outstanding Common Stock or voting securities representing 15% or more of the total voting power of the Corporation.

     Generally, in the event that a person or group becomes the beneficial owner of 15% or more of the Corporation's outstanding Common Stock or voting securities representing 15% or more of the total voting power of the Corporation (other than pursuant to an offer for all outstanding shares of Common Stock and other voting securities which the Board of Directors determines to be fair to stockholders and otherwise in the best interests of the Corporation) (a "Flip-In Event"), each Right, other than Rights owned by the acquiror, will thereafter entitle the holder to receive, upon exercise of the Right, Common Stock having a value equal to two times the exercise price of the Right. In addition, at any time after a Flip-In Event, the Board of Directors may exchange the then exercisable Rights (other than Rights held by the acquiror) for Common Stock at an exchange ratio of one share of Common Stock for each Right. In the event that, at any time after the Stock

Acquisition Date, the Corporation is acquired in a merger or other business combination transaction or more than 50% of the Corporation's assets, cash flow or earning power is sold or transferred (a "Flip-Over Event"), each Right, other than Rights owned by the acquiror, will thereafter entitle the holder thereof to receive, upon the exercise of the Right, common stock of the acquiror having a value equal to two times the exercise price of the Right.

     The Rights are redeemable by the Corporation at $.01 per Right at any time prior to ten days after the Stock Acquisition Date (which period may be extended at any time while the Rights are still redeemable). The Rights will expire at the close of business on July 12, 2000, unless earlier redeemed or exchanged.

     The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by the description of the Rights contained in the Rights Agreement, dated as of June 28, 1990, between the Corporation and the Bank, as Rights Agent, which is incorporated herein by reference to Exhibit 1 to the Corporation's Registration Statement on Form 8-A dated July 2, 1990.

                       DESCRIPTION OF CAPITAL SECURITIES

GENERAL

     A Prospectus Supplement may provide that Capital Securities will be issuable in exchange for or upon conversion of Subordinated Securities or Preferred Stock of any series. "Capital Securities" may consist of common stock, perpetual preferred stock or, if permitted by the Corporation's primary federal banking regulator (currently the Board of Governors), other securities of the Corporation. The Prospectus Supplement relating to a series of Subordinated Debt Securities or Preferred Stock which are exchangeable for or convertible into Capital Securities will contain a description of the Capital Securities.

TENDER OFFER RULES

     Rules 13e-4 and 14e-1 of the Commission's rules and regulations relating to tender offers by issuers, as currently in effect and interpreted, may be applicable to exchanges or conversions such as that of Capital Securities for Subordinated Securities or Preferred Stock of any series. If, at the time of any such exchange or conversion, Rule 13e-4 or Rule 14e-1 (or any successor rule or rules) applies to such transactions, the Corporation will comply with such rule (or any successor rule or rules) and will afford holders of such Subordinated Securities or Preferred Stock all rights and will make all filings required by such rule (or successor rule or rules).

                       DESCRIPTION OF SECURITIES WARRANTS

     The Corporation may issue, together with any Debt Securities or Preferred Stock or Common Stock offered by any Prospectus Supplement or separately, Securities Warrants for the purchase of other Debt Securities or Preferred Stock or Common Stock. The Securities Warrants are to be issued under warrant agreements (each a "Securities Warrant Agreement") to be entered into between the Corporation and a bank or trust company, as warrant agent ("Securities Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Securities Warrants. The form of Securities Warrant Agreement, including the form of certificates representing the Securities Warrants ("Securities Warrant Certificates"), reflecting the alternative provisions to be included in the Securities Warrant Agreements that will be entered into with respect to particular offerings of Securities Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Securities Warrant Agreement and the Securities Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Securities Warrant Agreement and the Securities Warrant Certificates, respectively, including the definitions therein of certain terms. Wherever defined terms of the Securities Warrant Agreement are referred to, it is intended that such defined terms shall be incorporated herein by reference.

GENERAL

     The Prospectus Supplement relating to the particular issue of Securities Warrants offered thereby will describe the terms of the offered Securities Warrants, the Securities Warrant Agreement relating to the offered Securities Warrants and the Securities Warrant Certificates representing the offered Securities Warrants, including the following: (1) if the Securities Warrants are offered for separate consideration, the offering price and the Currency for which Securities Warrants may be purchased; (2) the designation, aggregate principal amount, Currency and terms of the series of Debt Securities purchasable upon exercise of the offered Securities Warrants; (3) the designation, number, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of Preferred Stock purchasable upon exercise of Preferred Stock Warrants and the price at which such number of shares of Preferred Stock of such series may be purchased upon such exercise; (4) the number of shares of Common Stock purchasable upon exercise of Common Stock Warrants and the price at which such number of shares of Common Stock may be purchased upon such exercise; (5) the date, if any, on and after which the offered Securities Warrants and the related Debt Securities and/or Preferred Stock and/or Common Stock will be separately transferable; (6) the date on which the right to exercise the offered Securities Warrants shall commence and the date ("Expiration Date") on which such right shall expire; (7) a discussion of the specific U.S. federal income tax, accounting and other considerations applicable to the Securities Warrants; (8) whether the offered Securities Warrants represented by the Securities Warrant Certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered; and (9) any other terms of the offered Securities Warrants.

     Securities Warrant Certificates will be exchangeable on the terms specified in the Prospectus Supplement for new Securities Warrant Certificates of different denominations and Securities Warrants may be exercised at the corporate trust office of the Securities Warrant Agent or any other office indicated in the Prospectus Supplement relating thereto. Prior to the exercise of their Securities Warrants, holders of Securities Warrants will not have any of the rights of holders of the Debt Securities or Preferred Stock or Common Stock purchasable upon such exercise, including the right in the case of Debt Warrants to payments of principal of or any premium or interest, if any, on the Debt Securities purchasable upon such exercise, or to enforce covenants in the Indentures and in the case of Preferred Stock Warrants and Common Stock Warrants, the right to receive payments of dividends or distributions of any kind, if any, on the Preferred Stock and Common Stock, respectively, purchasable upon exercise or to exercise any applicable right to vote.

EXERCISE OF WARRANTS

     Each Securities Warrant will entitle the holder to purchase such principal amount of Debt Securities or such number of shares of Preferred Stock or Common Stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable from, the Prospectus Supplement relating to the Securities Warrants, by payment of such exercise price in full in the Currency and in the manner specified in the Prospectus Supplement. Securities Warrants may be exercised at any time up to the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Corporation); unexercised Securities Warrants will become void.

     Upon receipt at the corporate trust office of the Securities Warrant Agent or any other office indicated in the Prospectus Supplement of (i) payment of the exercise price and (ii) the Securities Warrant Certificate properly completed and duly executed, the Corporation will, as soon as practicable, forward the Debt Securities or Preferred Stock or Common Stock purchasable upon such exercise. If less than all of the Securities Warrants represented by such Warrant Certificate are exercised, a new Securities Warrant Certificate will be issued for the remaining number of Securities Warrants.

                              PLAN OF DISTRIBUTION

     The Corporation may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors directly or through agents (which agents may be affiliates of the Corporation) that solicit or receive offers on behalf of the Corporation or through dealers or through a combination of any such method of sale. Any such underwriter, dealer or agent involved in the offer and sale of the Securities is named in the Prospectus Supplement.

     The Securities may be distributed in one or more transactions from time to time at a fixed price or prices, which may be changed, from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Corporation also may, from time to time, authorize agents of the Corporation acting on a best efforts or other basis to solicit or receive offers to purchase the Securities upon the terms and conditions as are set forth in the Prospectus Supplement. In connection with the sale of Securities, underwriters may be deemed to have received compensation from the Corporation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Corporation to underwriters or agents in connection with the offering of the Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Securities (including agents only soliciting or receiving offers to purchase Securities on behalf of the Corporation) may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Corporation, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     Certain of the underwriters and their associates may be customers of, engage in transactions with and perform services for the Corporation in the ordinary course of business.

                                 LEGAL OPINIONS

     The validity of the Securities offered hereby will be passed upon for the Corporation by Gary A. Spiess, General Counsel of the Corporation and for the Underwriters by Brown & Wood, New York, New York. Brown & Wood will rely as to all matters of Massachusetts law on the opinion of Mr. Spiess. As of March 7,
1994, Mr. Spiess had a direct or indirect interest in        shares of the
Corporation's Common Stock and had options to purchase an additional
shares, of which options to purchase        shares will be exercisable within 60
days after March 7, 1994.

                                    EXPERTS

     The financial statements contained in and incorporated by reference into the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, have been incorporated herein by reference in reliance upon the report, set forth therein of Coopers & Lybrand, independent accountants, and upon the authority of said firm as experts in accounting and auditing. The report, referred to above, includes an explanatory paragraph related to the Corporation's adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and change in its method of accounting for purchased mortgage servicing rights, effective January 1, 1993; and its adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective December 31, 1993.

such method of sale. Any such underwriter, dealer or agent involved in the offer and sale of the Securities is named in the Prospectus Supplement.

     The Securities may be distributed in one or more transactions from time to time at a fixed price or prices, which may be changed, from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Corporation also may, from time to time, authorize agents of the Corporation acting on a best efforts or other basis to solicit or receive offers to purchase the Securities upon the terms and conditions as are set forth in the Prospectus Supplement. In connection with the sale of Securities, underwriters may be deemed to have received compensation from the Corporation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Corporation to underwriters or agents in connection with the offering of the Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Securities (including agents only soliciting or receiving offers to purchase Securities on behalf of the Corporation) may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Corporation, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     Certain of the underwriters and their associates may be customers of, engage in transactions with and perform services for the Corporation in the ordinary course of business.

                                 LEGAL OPINIONS

     The validity of the Securities offered hereby will be passed upon for the Corporation by Gary A. Spiess, General Counsel of the Corporation and for the Underwriters by Brown & Wood, New York, New York. Brown & Wood will rely as to all matters of Massachusetts law on the opinion of Mr. Spiess. As of March 7, 1994, Mr. Spiess had a direct or indirect interest in 22,254 shares of the Corporation's Common Stock and had options to purchase an additional 55,239 shares, of which options to purchase 50,239 shares will be exercisable within 60 days after March 7, 1994.

                                    EXPERTS

     The financial statements contained in and incorporated by reference into the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, have been incorporated herein by reference in reliance upon the report, set forth therein of Coopers & Lybrand, independent accountants, and upon the authority of said firm as experts in accounting and auditing. The report, referred to above, includes an explanatory paragraph related to the Corporation's adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and change in its method of accounting for purchased mortgage servicing rights, effective January 1, 1993; and its adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective December 31, 1993.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting compensation are as follows:

        SEC registration fee..............................................   $ 517,245
        Rating agency fees................................................     400,000
        Printing and engraving expenses...................................     160,000
        Accountants' fees and expenses....................................     230,000
        Trustees' fees and expenses.......................................      20,000
        Blue sky fees and expenses........................................      35,000
        Listing fees......................................................     100,000
        Miscellaneous.....................................................      12,755
                                                                             ---------
                  Total...................................................   $1,475,000
                                                                             ---------
                                                                             ---------

- ---------------

All the above amounts except the SEC registration fee are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation to whatever extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

     The Registrant's By-laws provide indemnity to the Registrant's Directors and Officers in such capacity or as directors or officers of a wholly-owned subsidiary of the Registrant for liability resulting from judgments, fines, expenses or settlement amounts incurred in connection with any action, including an action by or in the right of the Registrant, brought against such person in such capacity. Under Massachusetts law and the By-laws, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant. The By-laws also provide that, with respect to any matter disposed of by a compromise payment by such Director or Officer pursuant to a consent decree or otherwise, no indemnification shall be provided unless such compromise shall be ordered by a court or shall be approved as being in the best interest of the Registrant, after notice that it involves such indemnification: (a) by a disinterested majority of the Directors then in office or (b) by a majority of the disinterested Directors then in office, provided that there has been obtained an opinion in writing of independent counsel to the effect that such person does not appear not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for Directors. Under Massachusetts law, a court may uphold indemnification in connection with a suit in which there is a recovery by or in the right of a corporation.

     The By-laws also provide for indemnification for all other directors and officers of the Registrant's wholly-owned subsidiaries to the extent authorized by the Board of Directors on the same statutory standard set forth in the preceding paragraph. Where such a person is wholly successful in defending the claim, he or she shall be entitled to indemnification. Directors and officers of other subsidiaries and employees and agents of the Registrant and any subsidiaries may be indemnified as determined by the Board from time to time.

ITEM 16.  EXHIBITS.

 (1)(a)   --  Form of Underwriting Agreement relating to the Securities.
 (4)(a)   --  Restated Articles of Organization of the Corporation, as amended through
              November 24, 1993, incorporated herein by reference to Exhibit 3(a) to the
              Corporation's Annual Report on Form 10-K for the year ended December 31, 1993
              (File No. 1-6522).
 (4)(b)   --  By-Laws of the Corporation, as amended through October 28, 1993, incorporated herein by reference to Exhibit 3(b) to the Corporation's Annual Report on Form
              10-K for the year ended December 31, 1993 (File No. 1-6522).
 (4)(c)   --  Senior Indenture, between the Corporation and Norwest Bank Minnesota, National
              Association ("Norwest"), as Trustee, dated as of June 15, 1992, incorporated herein by reference to Exhibit 4(c) to the Corporation's Registration Statement
              on Form S-3 (Registration Number 33-48418).
 (4)(d)   --  Subordinated Indenture between the Corporation and Norwest, as Trustee, dated as of June 15, 1992, incorporated herein by reference to Exhibit 4(d) to the
              Corporation's Registration Statement on Form S-3 (Registration Number
              33-48418).
 (4)(e)   --  First Supplemental Indenture between the Corporation and Norwest, as Trustee dated as of June 24, 1993, incorporated herein by reference to Exhibit 4(e) to the Corporation's Current Report on Form 8-K dated June 24, 1993 (File No.
              1-6522).
 (4)(f)    -- Form of Securities Warrant Agreement.
 (4)(g)   --  Form of Certificates representing the Debt Warrants, Preferred Stock Warrants and Common Stock Warrants (included in Exhibit (4)(f)).
 (4)(h)   --  Form of Deposit Agreement.
 (4)(i)    -- Form of Depositary Receipt (included in Exhibit (4)(h)).
 (4)(j)    -- Rights Agreement, dated as of June 28, 1990, between the Corporation and the
              Bank, as Rights Agent, and the description of the Rights, incorporated herein by reference to the Corporation's registration statement on Form 8-A relating to the Rights and to Exhibit 1 of such registration statement (File No.
              1-6522).
 (5)       -- Opinion of Gary A. Spiess, Esq.
 (12)(a)  --  Computation of the Corporation's Consolidated Ratio of Earnings to Fixed
              Charges (excluding interest on deposits), incorporated herein by reference to
              Exhibit 12(a) to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-6522).
 (12)(b)  --  Computation of the Corporation's Consolidated Ratio of Earnings to Fixed
              Charges (including interest on deposits).
 (12)(c)  --  Computation of the Corporation's Consolidated Ratio of Earnings to Combined
              Fixed Charges and Preferred Stock Dividend Requirements (excluding interest on deposits), incorporated herein by reference to Exhibit 12(c) to the
              Corporation's Annual Report on Form 10-K for the year ended December 31, 1993
              (File No. 1-6522).
 (12)(d)  --  Computation of the Corporation's Consolidated Ratio of Earnings to Combined
              Fixed Charges and Preferred Stock Dividend Requirements (including interest on deposits).
 (23)(a)  --  Consent of Coopers & Lybrand.
 (23)(b)  --  Consent of Gary A. Spiess, Esq. (included in Exhibit 5).
 (24)      -- Power of Attorney of certain officers and directors (included on page II-4).
 (25)      -- Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
              Norwest, as Trustee.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section

13(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and Commonwealth of Massachusetts, on the 8th day of March, 1994.

                                            BANK OF BOSTON CORPORATION

                                                   /s/  IRA STEPANIAN
                                            By
                                                       (IRA STEPANIAN)
                                                  (CHIEF EXECUTIVE OFFICER)
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of the Registrant, does hereby appoint Ira Stepanian, Charles K. Gifford, William
J. Shea, Bradford H. Warner, Robert T. Jefferson, and Gary A. Spiess, and each of them severally, or if more than one acts, a majority of them, his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Registrant, any and all amendments to said Registration Statement and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

                SIGNATURE                                  TITLE                         DATE
- ------------------------------------------   ---------------------------------    ------------------
            /s/  IRA STEPANIAN               Chairman of the Board of                  March 8, 1994
 ........................................    Directors and Chief Executive
             (IRA STEPANIAN)                 Officer and Director
                                             (Chief Executive Officer)
         /s/  CHARLES K. GIFFORD             President, Chief Operating                March 8, 1994
 ........................................    Officer and Director
           (CHARLES K. GIFFORD)
           /s/  WILLIAM J. SHEA              Vice Chairman, Chief Financial            March 8, 1994
 ........................................    Officer and Treasurer
            (WILLIAM J. SHEA)                (Chief Financial Officer)
         /s/  ROBERT T. JEFFERSON            Comptroller                               March 8, 1994
 ........................................    (Chief Accounting Officer)
          (ROBERT T. JEFFERSON)
            /s/  WAYNE A. BUDD               Director                                  March 8, 1994
 ........................................
             (WAYNE A. BUDD)
            /s/  JOHN J. CAREY               Director                                  March 8, 1994
 ........................................
             (JOHN J. CAREY)

                SIGNATURE                                  TITLE                         DATE
- ------------------------------------------   ---------------------------------    ------------------
         /s/  WILLIAM F. CONNELL             Director                                  March 8, 1994
 ........................................
           (WILLIAM F. CONNELL)
         /s/  GARY L. COUNTRYMAN             Director                                  March 8, 1994
 ........................................
           (GARY L. COUNTRYMAN)
          /s/  ALICE F. EMERSON              Director                                  March 8, 1994
 ........................................
            (ALICE F. EMERSON)
          /s/  DONALD F. MCHENRY             Director                                  March 8, 1994
 ........................................
           (DONALD F. MCHENRY)
           /s/  J. DONALD MONAN              Director                                  March 8, 1994
 ........................................
            (J. DONALD MONAN)
           /s/  PAUL C. O'BRIEN              Director                                  March 8, 1994
 ........................................
            (PAUL C. O'BRIEN)
            /s/  JOHN W. ROWE                Director                                  March 8, 1994
 ........................................
              (JOHN W. ROWE)
                                             Director                                         , 1994
 ........................................
            (RICHARD A. SMITH)
        /s/  WILLIAM C. VAN FAASEN           Director                                  March 8, 1994
 ........................................
         (WILLIAM C. VAN FAASEN)
          /s/  THOMAS B. WHEELER             Director                                  March 8, 1994
 ........................................
           (THOMAS B. WHEELER)
           /s/  ALFRED M. ZEIEN              Director                                  March 8, 1994
 ........................................
            (ALFRED M. ZEIEN)
          /s/  CHARLES A. ZRAKET             Director                                  March 8, 1994
 ........................................
           (CHARLES A. ZRAKET)